Exhibit 99.1

                         Financial Statement Schedule II

INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of Uniroyal Technology Corporation

We have audited the consolidated balance sheets of Uniroyal Technology Corporation and subsidiaries (the "Company") as of September 26, 1999 and September 27, 1998, and the related consolidated statements of operations, comprehensive income, changes in stockholders' equity and cash flows for the years ended September 26, 1999, September 27, 1998 and September 28, 1997, and have issued our report thereon dated December 20, 1999 (April 12, 2000 as to
Note 21). Our audits also included the accompanying consolidated financial statement schedule shown in this Form 8-K. This consolidated financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, such consolidated financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

DELOITTE & TOUCHE LLP
Certified Public Accountants

Tampa, Florida
December 20, 19991


                                                                                                             SCHEDULE II

                UNIROYAL TECHNOLOGY CORPORATION AND SUBSIDIARIES

                        VALUATION AND QUALIFYING ACCOUNTS

                                                            (in thousands)




                                    COLUMN A        COLUMN B        COLUMN C   COLUMN D    COLUMN E
                                    --------        --------        --------   --------    --------
                                                                   ADDITIONS

                                    BALANCE AT   CHARGED(CREDITED)  CHARGED                 BALANCE
              DESCRIPTION          BEGINNING OF  TO COSTS AND       TO OTHER               AT END OF
              -----------             PERIOD        EXPENSES         ACCTS.    DEDUCTION    PERIOD
                                     --------       --------        --------   ---------   --------
                                                                         (a)         (b)

  Year ended September 26, 1999
    Estimated reserve for doubtful
    accounts                         $     87       $      -       $      2    $     (1)    $     88
                                     ========       ========       ========    ========     ========
  Year ended September 27, 1998
    Estimated reserve for doubtful
    accounts                         $    100       $      -       $      -    $    (13)    $     87
                                     ========       ========       ========    ========     ========
  Year ended September 28, 1997
    Estimated reserve for doubtful
    accounts                         $    119       $      -       $     50    $    (69)    $    100
                                     ========       ========       ========    ========     ========

(a)      Amount represents recovery of amounts previously written-off and reserve established for receivables of an acquired business.

(b)      Amount includes write-off of uncollectible accounts.

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